                                                                    EXHIBIT 23.5

                               UNTERBERG HARRIS

                               Swiss Bank Tower
                              10 East 50th Street
                           New York, New York 10022
                       (212)572-8000 FAX (212) 888-8611


                          CONSENT OF UNTERBERG HARRIS


     We hereby consent to the use of our names and to the description of our opinion letter, dated July 1, 1996, under the captions "Summary - Opinion of Network's Financial Advisor" and "The Merger - Opinion of Network's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Proxy Statement/Prospectus of Cabletron Systems, Inc. and Network Express, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 333-06271) of Cabletron Systems, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                        UNTERBERG HARRIS

                                                         By: /s/ Jody C. Owen
                                                             ----------------
                                                         Jody C. Owen

July 1, 1996